SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                             -----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): August 30, 2005


                      COMMODORE APPLIED TECHNOLOGIES, INC.
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             (Exact name of registrant as specified in its charter)

               DELAWARE                  1-11871                11-3312952
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           (State or other             (Commission           (I.R.S. Employer
             jurisdiction              File Number)         Identification No.)
          of incorporation)

150 East 58th Street, Suite 3238                                    10155
New York, New York
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     (Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code:  (212) 308-5800
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          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications  pursuant to Rule  425 under the  Securities Act (17
     CRF 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act  (17 CFR
     240.14a-12)

[  ] Pre-commencement  communications   pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement  communications   pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

                           CURRENT REPORT ON FORM 8-K

                      COMMODORE APPLIED TECHNOLOGIES, INC.

                                 August 31, 2005



ITEM 8.01  OTHER EVENTS

         On August 30, 2005, Commodore Applied Technologies, Inc. (the "Company") announced that the previously approved reverse stock split with the established a ratio of 1-for 20 became effective at the close of business on August 29, 2005. Applied common stock will begin trading on a reverse-split basis on August 30, 2005. As a result of the reverse stock split, every 20 shares of Applied common stock will be combined into one share of Applied common stock. As a result of the reverse stock split, the issued and outstanding shares of Applied common stock will be reduced from approximately 156 million shares to approximately 7.8 million shares. The number of authorized shares will not be reduced.

         The reverse stock split affects all shares of common stock, stock options and warrants of Applied outstanding as of immediately prior to the effective time of the reverse stock split. Fractional shares of common stock of the Company will not be issued as a result of the reverse stock split, but instead, holders of pre-split shares of common stock who otherwise would have been entitled to receive a fractional share as a result of the reverse split will receive one whole share. Shares of Applied common stock will trade on the Nasdaq Over the Counter Bulletin Board Market under the symbol CXIA after the reverse split goes into effect on August 30, 2005.

         The Company also announced that Bechtel Jacobs has recently doubled its two year [2005 & 2006] valuation of the EDAM contract with Commodore/SAIC, from about $7 Million to about $14 million. The contract calls for a duration of two years with an option to extend another two years.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            COMMODORE APPLIED TECHNOLOGIES, INC.


Date:  August 31, 2005                      By:  /s/ James M. DeAngelis
                                            -----------------------------
                                                James M. DeAngelis
                                                Senior Vice President and
                                                Chief Financial Officer